TERMS OF EMPLOYMENT
                                 Hernan Martinez
                                 April 28, 2000


Position:                Chief Operating Officer, American Skiing Company Resort
                         Properties, Inc.
                         Sr. Vice President American Skiing Company

Job: Description: Responsible for management of all real estate operations and divisions and ultimately responsible for and accountable for achieving both functional and financial real estate objectives as outlined in the annual Business Plan and Budget.

Employment Status:       Employee at will.  This memorandum is not intended as a
                         contract or agreement of employment and no commitment is made by ASC or its subsidiary to employment for any specific period of time. Continuation of employment is the discretion of ASC or its subsidiary.

Compensation:            o   Annual Base Salary: $300,000 (paid weekly, reviewed
                             every 12 months.)
                         o   Bonus: Employee is eligible for bonus of up to  70%
                             of annual base salary in accordance with ASC bonus plan. Employee will not be eligible to participate in the bonus plan for FY '00 (which is payable in FY '01)

Stock Options:           400,000  shares  of  incentive  stock options under the
                         Company's incentive stock option plan will be granted on employment start date with a strike price calculated based on ASC's shares average price for the 4 weeks preceding April 28,2000, plus a 10% premium. This grant will vest on a 4 year vesting schedule, (25% per year) beginning on the first anniversary of the grant date, provided, however, that no options will be exercisable for two years following the grant date. All other grants will have amounts, strike price and vesting schedule according to the terms set by the Compensation
                         Committee.

Severance:               During   the  first   three years of employment, in the
                         event    of   involuntary   termination  of  employment
                         by  the   Company   without cause or as a  result  of a
                         change   in    control   of American   Skiing  Company,
                         severance  will  be paid in an  amount   equal  to  one
                         year's base compensation.

Benefits:                   1)  Vacation Benefits and Moving
                                a) Employee will be reimbursed for up to $25,000
                                   of relocation expenses in connection with commencement of employment
                                b) Employee  will be eligible for four (4) weeks
                                   annual vacation
                                c) Employee will be  eligible for  participation
                                   in Company health and 401k programs, subject to applicable waiting periods
                                d) Company  will  pay  up to $11,118 per year of
                                   premiums for employee's existing life insurance and disability policies. Employee will be responsible for any resulting tax liability.

Location:                Employee will divide  time  between  Company's  eastern
                         and  western  resorts (estimated in 50/50 of the time).
                         Company will provide  employee with the vehicle benefit
                         extended to Company Executives.  For the first 6 months
                         of  employment:   ASC  to  provide  a $2,000  per month
                         housing  allowance  for  housing   in   Bethel  and  an
                         apartment in the GSH at the Canyons. In addition, a vehicle in each location. After the first 6 months:
                         Employee will pay for his housing and car costs at the location of his preference. ASC to pay for housing and car at the other.


/s/Leslie B. Otten                              /s/Hernan Martinez
---------------------------                     --------------------------------
Leslie B. Otten                                 Hernan Martinez
President
American Skiing Company
Resort Properties, Inc.

Date:_______________________                    Date:___________________________